EXHIBIT 5.1

Akerman Senterfitt

One Southeast Third Avenue

25th Floor

Miami, Florida 33131-1714

December 27, 2010

Summit Financial Services Group, Inc.

595 South Federal Highway

Suite 500

Boca Raton, Florida 33432

RE: Registration Statement on Form S-8 of Summit Financial Services Group, Inc.

Gentlemen:

We have acted as special counsel to Summit Financial Services Group, Inc., a Florida corporation (the “Company”), in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-8 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration by the Company of an additional 10,000,000 shares, par value $.0001 per share (the “Shares”), of the Company’s common stock that may be issued by the Company upon the grant and/or exercise of awards, including options, which have or may be granted under the Company’s 2006 Incentive Compensation Plan, as amended (the “Plan”).

We have examined such corporate records, documents (including the Plan), instruments and certificates of the Company and have reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed the genuineness of all signatures and authenticity of all documents, instruments, records and certificates submitted to us as originals.

Based upon such examination and review, we are of the opinion that when the Registration Statement becomes effective under the Securities Act and the Shares are issued in accordance with the terms and conditions of the Plan, and the consideration required to be paid for the Shares is paid, the Shares will be validly issued, fully paid and non-assessable securities of the Company.

The opinion expressed herein is limited to the corporate laws of the State of Florida, and we express no opinion as to the laws of any other jurisdiction.

We hereby consent to the filing of this opinion with the Commission in connection with the filing of the Registration Statement referred to above. We also consent to the use of our name in the related prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission issued thereunder.

Very truly yours,

/s/ Akerman Senterfitt
AKERMAN SENTERFITT